Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease Comments on Sponsor’s Strategic Transaction with Apollo Global Management

New York, New York, August 7, 2015 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), commented today on the announcement of the strategic transaction between AR Capital LLC, the parent of its sponsor, and Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) whereby Apollo has agreed to acquire a majority interest in a new company that will own substantially all of the ongoing asset management business of AR Capital.

Scott Bowman, Chief Executive Officer of the Company said, “We are pleased by the announced transaction and look forward to leveraging the considerable resources and expertise now available to our advisor. GNL’s Board of Directors and management team will continue to work towards achieving our goal of maximizing long-term shareholder value.”

GNL’s independent directors unanimously endorsed this strategic transaction relating to GNL’s advisor.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring and managing a diversified global portfolio of single tenant net lease commercial properties across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL’s Annual Report on Form 10-K filed on April 3, 2015. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or reverse any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events on changes to future operating results, unless required to do so by law.

Contacts

Media Inquiries:	Investor Inquiries:
Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com Ph: (484-342-3600)	Andrew G. Backman Managing Director Investor & Public Relations abackman@globalnetlease.com Ph: (212-415-6500)	Scott J. Bowman Chief Executive Officer Global Net Lease, Inc. sbowman@globalnetlease.com Ph: (212-415-6500)